                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


     Date of Report (date of earliest event reported):        June 30, 1999
                                                              -------------


                         ONLINE SYSTEM SERVICES, INC.
                         ----------------------------
            (Exact name of registrant as specified in its charter)


                                   Colorado
                                   --------
                (State or other jurisdiction of incorporation)



     0-28462                                              84-1293864
     -------                                              ----------
(Commission File Number)                      (IRS Employer Identification No.)



   1800 Glenarm Place, Suite 800, Denver, CO                   80202
 -------------------------------------------                   -----
(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code:    (303) 296-9200
                                                       --------------



                                      N/A
                    --------------------------------------
         (Former name or former address, if changed since last report)

 Item 2.            ACQUISITION OR DISPOSITION OF ASSETS.

     On June 30, 1999, Online System Services, Inc. ("Parent"), through its wholly-owned subsidiary, Durand Acquisition Corp. ("Sub"), completed its acquisition of all of the assets of Durand Communications, Inc. ("Company"), a California corporation.

     The transaction was effected by an Agreement and Plan of Merger dated as of March 19, 1998 (the "Agreement") incorporated by reference under Exhibit 2.1 of this Form 8-K. The Agreement was approved by the Boards of Directors and shareholders of Parent, Sub, and Company.

     Under the terms of the Agreement, each shareholder of Company who did not exercise dissenter's rights received 2.46 shares of common stock of the Parent ("Parent Common Stock") for each share of common stock, no par value per share, of the Company ("Company Common Stock"), issued and outstanding immediately prior to the Effective Time of the Agreement, other than shares of Company Common Stock owned, directly or indirectly, by the Company or any subsidiary of the Company or by Parent, Sub or any subsidiary of Parent.

     The shareholders of Company received a total of 955,649 (assuming no exercise of dissenter's rights) shares of Parent Common Stock under the terms of the Agreement. The shares issued under the terms of the Agreement were previously authorized but unissued shares of the Parent. At the time of the execution of the Agreement, there were no material relationships between the Parent and any shareholders of the Company. Pending the completion of the acquisition, one of the shareholders and officers of Company, Andre Durand, was elected by the Board of Directors of Parent as an officer of Parent.


Item 7.             FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Business Acquired.

          Auidited financial statements for the years ended December 31, 1997 and 1996 are being filed herewith. Audited financial statements of Durand Communications, Inc. for the year ended December 31, 1998 will be filed with the pro forma financial information as soon as practicable, but not later than September 10, 1999.

     (b)  Pro Forma Financial Information.

          The required pro forma financial information relative to the acquisition is currently not available. The pro forma financial information will be filed as soon as practicable, but not later than September 10, 1999.

     (c)  Exhibits:

          2.1 Agreement and Plan of Merger dated March 19, 1998 among OSS, Durand Acquisition Corporation and Durand Communications, Inc. (1)

-----------------------------
(1) Filed with the Form 10-KSB Annual Report for the year ended December 31, 1997, Commission File No. 0-28462.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  July 14, 1999                        ONLINE SYSTEM SERVICES, INC.



                                               By      /s/ Lindley S. Branson
                                                   --------------------------
                                                   Lindley S. Branson

                                                Its:   Executive Vice-President/
                                                       General Counsel

                         INDEX TO FINANCIAL STATEMENTS


                          Durand Communications, Inc.

                                                                                                        Page No.
                                                                                                        -------
Independent Auditors' Report                                                                              F-2
Balance Sheets as of December 31, 1997 and 1996                                                           F-4
Statements of Operations for the years ended December 31, 1997 and 1996                                   F-5
Statements of Changes in Stockholders' Deficit for the years ended December 31, 1997 and 1996             F-6
Statements of Cash Flows for the years ended December 31, 1997 and 1996                                   F-7
Notes to Financial Statements for the years ended December 31, 1997 and 1996                              F-9

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                         Independent Auditors' Report

The Board of Directors
Durand Communications, Inc.:

We have audited the accompanying balance sheets of Durand Communications, Inc. as of December 31, 1997 and 1996, and the related statements of operations, changes in stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Durand Communications, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the financial statements, the Company has suffered recurring losses from operations and has working capital and stockholders' deficiencies which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                              /s/ KPMG Peat Marwick LLP

Los Angeles, California
March 19, 1998

                          DURAND COMMUNICATIONS, INC.

                                Balance Sheets

                          December 31, 1997 and 1996

                                   Assets                                                     1997             1996
                                                                                          -----------       ------------
Current assets:
 Cash                                                                                     $    86,137             25,698
 Accounts receivable, net of allowance for doubtful accounts of $3,125 at
  December 31, 1996                                                                                --              4,000
 Other current assets                                                                          10,637              8,445
                                                                                          -----------       ------------
      Total current assets                                                                     96,774             38,143

Property and equipment, net (note 2 and 4)                                                     89,083             87,060
Intangible assets, net (note 3)                                                                50,783             19,851
                                                                                          -----------       ------------

                                                                                          $   236,640            145,054
                                                                                          ===========       ============

      Liabilities and Stockholders' Deficit

Current liabilities:
 Current portion of convertible debentures (note 4)                                       $   727,218            200,000
 Current portion of long-term debt and capital leases (note 4)                                 80,189             25,911
 Accounts payable                                                                             423,521            254,998
 Accrued expenses                                                                             189,110             49,651
 Notes payable to related parties (note 5)                                                     87,549                 --
                                                                                          -----------       ------------
      Total current liabilities                                                             1,507,587            530,560

Convertible debentures, less current portion (note 4)                                         385,853                 --
Long-term debt and capital leases, less current portion (note 4)                               34,686             20,192
Other liabilities                                                                              23,035                 --
                                                                                          -----------       ------------

      Total liabilities                                                                     1,951,161            550,752
                                                                                          -----------       ------------

Stockholders' deficit (notes 4, 8, 9 and 10):
 Common stock, no par value.  Authorized 25,000,000 shares; issued and outstanding 309,152 and 249,451 shares at December 31, 1997 and 1996,
  respectively                                                                              5,123,666          3,412,544
 Treasury stock, 50 shares at December 31, 1997 and 1996                                       (5,000)            (5,000)
 Accumulated deficit                                                                       (6,833,187)        (3,813,242)
                                                                                          -----------       ------------
      Total stockholders' deficit                                                          (1,714,521)          (405,698)

Commitments, contingencies and subsequent events (notes 7 and 12)
                                                                                          -----------       ------------

                                                                                          $   236,640            145,054
                                                                                          ===========       ============

See accompanying notes to financial statements.

                          DURAND COMMUNICATIONS, INC.

                           Statements of Operations

                    Years ended December 31, 1997 and 1996

                                                           1997              1996
                                                      -------------      ------------
Revenues (note 1):
 License revenue                                      $      13,180           250,000
 Product revenue                                             37,514           210,485
 Service revenue                                             13,014            10,107
                                                      -------------      ------------

      Total revenues                                         63,708           470,592
                                                      -------------      ------------
Costs and expenses:
 Costs of revenues                                           11,846            28,205
 Research and development                                 1,590,274           501,609
 Selling, general and administrative                      1,077,207         1,564,040
                                                      -------------      ------------

      Total costs and expenses                            2,679,327         2,093,854
                                                      -------------      ------------

      Loss from operations                               (2,615,619)       (1,623,262)

Gain on sale of investment (note 6)                              --           200,000
Interest expense, including debt conversion costs          (428,778)          (23,765)
Other income (expense), net                                  24,452           (14,149)
                                                      -------------      ------------

      Net loss                                        $  (3,019,945)       (1,461,176)
                                                      =============      ============

      Basic and diluted loss per share                $      (11.04)            (6.00)
                                                      =============      ============

      Weighted-average shares outstanding                   273,587           243,671
                                                      =============      ============
See accompanying notes to financial statements.

                          DURAND COMMUNICATIONS, INC.

                Statements of Changes in Stockholders' Deficit

                    Years ended December 31, 1997 and 1996

                                                                                                          Total
                                               Common stock        Treasury stock        Accumulated   stockholders'
                                     -------------------------------------------------
                                            Shares     Amount    Shares        Amount       deficit       deficit
                                     -------------------------------------------------------------------------------
Balance at December 31, 1995            234,329      2,015,138      50          (5,000)  (2,352,066)       (341,928)
Sale of common stock                     15,122      1,241,154      --              --           --       1,241,154
Stock option compensation                    --        156,252      --              --           --         156,252
 (note 10)
Net loss                                     --             --      --              --    (1,41,176)     (1,461,176)
                                     -------------------------------------------------------------------------------
Balance at December 31, 1996            249,451      3,412,544      50          (5,000)  (3,813,242)       (405,698)
Sale of common stock, net                44,272        883,765      --              --           --         883,765
Conversion of debt to common stock        9,934        462,882      --              --           --         462,882
Common stock issued as dividends          5,495             --      --              --           --              --
Warrants issued with
 convertible debt                            --        106,185      --              --           --         106,185
Options issued to settle
 compensation expense                        --         18,600      --              --           --          18,600
Capital contribution to
 settle compensation
 expense (note 8)                            --         83,032      --              --           --          83,032
Stock option compensation
 (note 10)                                   --        156,658      --              --           --         156,658
Net loss                                     --             --      --              --   (3,019,945)     (3,019,945)
                                     -------------------------------------------------------------------------------
Balance at December 31, 1997            309,152      5,123,666      50          (5,000)  (6,833,187)     (1,714,521)
                                     ===============================================================================

See accompanying notes to financial statements

                          DURAND COMMUNICATIONS, INC.

                           Statements of Cash Flows

                    Years ended December 31, 1997 and 1996

                                                                                            1997              1996
                                                                                        -------------     ------------
Cash flows from operating activities:
 Net loss                                                                               $  (3,019,945)     (1,461,176)
 Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization                                                              73,054          73,488
    Induced debt conversion costs                                                             182,945              --
    Interest expense related to warrants issued with convertible debt
                                                                                               57,779              --
    Compensation costs settled with options                                                    18,600              --
    Compensation costs settled with warrants                                                   83,032              --
    Amortization of deferred compensation                                                     156,658         156,252
    Provision for doubtful accounts                                                                --           3,125
    Changes in assets and liabilities:
     Accounts receivable                                                                        4,000          (1,945)
     Other current assets                                                                      (2,192)          3,212
     Accounts payable and accrued expenses                                                    290,710        (155,460)
                                                                                        -------------     -----------

          Net cash used in operating activities                                            (2,155,359)     (1,382,504)
                                                                                        -------------     -----------

Cash flows used in investing activities:
 Purchase of intangible assets                                                                (54,213)        (26,100)
 Purchase of property and equipment                                                           (13,958)        (18,729)
                                                                                        -------------     -----------

          Net cash used in investing activities                                               (68,171)        (44,829)
                                                                                        -------------     -----------

Cash flows from financing activities:
 Repayment of long-term debt and capital leases                                               (29,129)         (6,523)
 Repayment of convertible debentures                                                         (220,000)             --
 Proceeds from issuance of common stock                                                       904,925       1,241,154
 Proceeds from issuance of convertible debentures                                           1,480,624         200,000
 Proceeds from issuance of long-term debt                                                     147,549          18,400
                                                                                        -------------     -----------

          Net cash provided by financing activities                                         2,283,969       1,453,031
                                                                                        -------------     -----------

          Net increase in cash                                                                 60,439          25,698

Cash at beginning of year                                                                      25,698              --
                                                                                        -------------     -----------

Cash at end of year                                                                     $      86,137          25,698
                                                                                        =============     ===========

                                  (Continued)

                          DURAND COMMUNICATIONS, INC.

                                                                                  1997               1996
                                                                               ----------         ---------
Supplemental disclosure of cash flow information:
  Cash paid for:
   Interest                                                                    $    5,064               833
   State income taxes                                                               2,400             2,400
                                                                               ==========         =========

Supplemental schedule of noncash activities:
  Capital lease obligations incurred in purchasing equipment                   $   37,901            14,852
  Conversion of debt to equity                                                    279,938                --
  Accrued convertible debt discount costs to be settled with stock                 19,147                --
  Warrants issued with convertible debt                                            48,406                --
  Accrued stock issue costs to be settled with stock                           $   21,160                --
                                                                               ==========         =========

See accompanying notes to financial statements.

                          DURAND COMMUNICATIONS, INC.

                         Notes to Financial Statements

                          December 31, 1997 and 1996


(1) Summary of Significant Accounting Policies

    Nature of Operations

    Durand Communications, Inc., the holding company, and Durand Communications Network, Inc., its wholly owned operating subsidiary, collectively referred to herein as Durand or the Company, were incorporated in the state of California in August 1993 and commenced operations in December 1993 for the purpose of marketing intranet and internet working tools, applications and services for use by the on-line community. On April 24, 1997, Durand Communications Network, Inc. was merged into Durand Communications, Inc. All significant intercompany transactions have been eliminated in consolidation up through the date of merger.

    The Company commenced marketing its initial product, MindWire NT Intranet toolkit program, in August 1995, and commenced marketing its newest product, Community Ware Internet services and tools program, in March 1997. The Company's target markets are businesses, associations, schools, educational organizations and social organizations which may benefit from using the Internet and "on-line community" to facilitate and promote communications, information sharing and commerce amongst various groups (each an on-line community).

    Going Concern

    The accompanying financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company had working capital and stockholders' deficiencies of $1,401,813 and $1,714,521 as of December 31, 1997, respectively, and incurred a net loss of $3,019,945 and $1,461,176 during the years ended December 31, 1997 and 1996, respectively. The Company has historically relied upon private placements of its stock and issuances of debt to generate funds to meet its operating needs and plans to continue pursuing financing in this manner during the next year. However, there are no assurances that such financing will be available when and as needed to satisfy current obligations.

    Revenue Recognition

    The Company recognizes revenue from product sales upon shipment to the customer. Service revenue primarily consists of subscriber fees from Community Ware, which are recognized ratably over the service period, and support fees, which are recognized when earned. The license revenues are recognized when earned, in accordance with the contractual provisions.

    The Company had one customer in South America which comprised approximately 53% of fiscal 1996 revenues.

    Intangible Assets

    Intangible assets consist of capitalized trademark expenses, organizational expenses and software license fees, which are amortized on a straight-line basis over their estimated useful lives as follows:

                    Trademark                          3 years
                    Organizational costs               5 years
                    Software license fees              1 to 5 years

    Property and Equipment

    Property and equipment are stated at cost. Equipment under capital lease is stated at the present value of the minimum lease payments.

    Depreciation and amortization of property and equipment is computed using the straight-line method over the estimated useful lives of the related assets as follows:

                    Computers and office equipment     3 to 7 years
                    Furniture and fixtures             7 years

    Property and equipment held under capital lease are amortized straight-line over the estimated useful life of the asset.

    Research and Development and Advertising

    Research and development and advertising costs are expensed as incurred.

    Computer Software Costs

    Pursuant to Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," the Company is to capitalize certain software development costs and production costs once technological feasibility has been achieved. Software development costs incurred prior to achieving technological feasibility are expensed as incurred. Technological feasibility of the Company's products is generally established at the beta phase. Costs incurred subsequent to achieving technological feasibility have historically been minor and, accordingly, have not been capitalized.

    Income Taxes

    Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

    On January 1, 1996, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS No. 121). This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted operating cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of SFAS No. 121 did not have a material impact on the financial statements of the Company.

    Stock Option Plan

    Prior to January 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation," which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income disclosures for employee stock option grants made in 1996 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

   Reporting of Comprehensive Income

   In June 1997, the Financial Accounting Standards Board issued SFAS 130, "Reporting Comprehensive Income" (SFAS No. 130). SFAS No. 130 establishes standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements. This statement requires that an enterprise classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. This statement is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required. The Company will adopt SFAS No. 130 in 1998.

   Business Segments and Related Information

   The Financial Accounting Standards Board issued Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS No. 131), in June 1997. SFAS No. 131 establishes standards for the way public business enterprises are to report information about operating segments in annual financial statements and requires enterprises to report selected information about operating segments in interim financial reports issued to shareholders. Is also establishes standards for related disclosure about products and services, geographic areas and major customers. It replaces the "industry segment" concept of SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise," with a "management approach" concept as the basis for identifying reportable segments. SFAS No. 131 is effective for financial statements for fiscal years beginning after December 15, 1997. The Company will adopt SFAS No. 131 in 1998.

   Loss Per Share

   On December 31, 1997, the Company retroactively adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS No. 128) which replaces the presentation of primary and fully diluted earnings (loss) per share with a presentation of basic and diluted earnings
   (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings
   (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Diluted earnings (loss) per share is computed is computed similarly to fully diluted earnings (loss) per share pursuant to Accounting Principles Board (APB) Opinion No. 15. The following table presents contingently issuable shares, options and warrants to purchase shares of common stock that were outstanding during 1997 and 1996 which were not included in the computation of diluted loss per share because the impact would have been antidilutive:

                                               1997           1996
                                           ------------   ------------
          Options                             35,104         17,180
          Warrants                            28,671          7,050
                                           ============   ============

   Use of Estimates


   Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of assets and liabilities at the balance sheet date and the reporting of revenues and expenses during the reporting periods to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(2)  Property and Equipment

     Property and equipment balances, recorded at cost, at December 31, 1997 and 1996 are summarized as follows:


                                                                                       1997                      1996
                                                                              --------------------      --------------------
          Computers and office equipment                                      $            228,065                   176,896
          Furniture and fixtures                                                            11,233                    10,543
                                                                              --------------------      --------------------
                                                                                           239,298                   187,439
          Less accumulated depreciation and amortization                                  (150,215)                 (100,379)
                                                                              --------------------      --------------------

                                                                              $             89,083                    87,060
                                                                              ====================      ====================

     At December 31, 1997 and 1996, the amount of computer equipment under capital lease included in property and equipment was $62,203 and $24,302 , respectively. The related accumulated amortization of equipment under capital lease was $28,153 and $19,577 at December 31, 1997 and 1996, respectively.

(3)  Intangible Assets

   Intangible assets balances at December 31, 1997 and 1996 are summarized as follows:

                                                                             1997                      1996
                                                                    --------------------      --------------------
               Software licenses                                    $             65,613                    40,000
               Organizational costs                                               10,343                    10,343
               Trademark                                                           1,874                     1,874
                                                                    --------------------      --------------------
                                                                                  77,830                    52,217
               Less accumulated amortization                                     (27,047)                  (32,366)
                                                                    --------------------      --------------------

                                                                    $             50,783                    19,851
                                                                    ====================      ====================

     The Company records software licenses at the respective cost to acquire the license. Legal fees incurred during the incorporation of the Company and to acquire the MindWire NT trademark have been capitalized as organizational costs and trademark, respectively. In July 1997, the Company acquired all of the assets of Electric Minds, including the trademarks, application and systems content, for $54,213. The intangible assets acquired from Electric Minds are included in software licenses at December 31, 1997.


(4)  Convertible Debentures, Long-term Debt and Capital Lease Obligations

     Convertible debentures consist of the following:

                                                                                                 December 31
                                                                               ---------------------------------------------
                                                                                        1997                     1996
                                                                               --------------------     --------------------
14% convertible debentures, payable on demand, interest payable monthly and convertible into common stock at holders' option at a price determined by the first closing of the Company's next private placement
 equity financing                                                              $            225,000                  --



9.5% to 12% convertible debentures, due at various dates from May 19,
 1998 through July 11, 1999, accrued interest and principal payable at maturity and convertible into common stock at holder's option at a price determined by the first closing of the Company's next private placement
 equity financing                                                                           888,071                       --

12% convertible debentures, payable on demand, interest payable monthly and convertible into common stock at the holders' option at a price of
 $107 per share                                                                                  --                  200,000
                                                                               --------------------     --------------------
                                                                                          1,113,071                  200,000
Less current portion                                                                        727,218                  200,000
                                                                               --------------------     --------------------

                                                                               $            385,853                       --
                                                                               ====================     ====================

   Aggregate maturities of convertible debentures as of December 31, 1997 are $727,218 in 1998 and $385,853 in 1999.

   Long-term debt and capital lease obligations consist of the following:

                                                                                                 December 31
                                                                               ---------------------------------------------
                                                                                        1997                     1996
                                                                               --------------------     --------------------
Capital lease obligations, secured by equipment, interest rates ranging from 14% to 16.8%, interest and principal payable in monthly
 installments of $1,829 through September 2000                                 $             44,718                   15,029
10% notes payable, due on demand, accrued interest and principal paid at
 maturity                                                                                        --                   18,400
10% notes payable, due at various dates from March 18, 1998 through May
 19, 1998, accrued interest and principal payable at maturity                                60,000                       --
14.55% notes payable, secured by equipment, interest and principal
 payment of $350 payable monthly through December 2000                                       10,157                   12,674
                                                                               --------------------     --------------------
                                                                                            114,875                   46,103
Less current portion                                                                         80,189                   25,911
                                                                               --------------------     --------------------

                                                                               $             34,686                   20,192
                                                                               ====================     ====================

     Aggregate maturities of long-term debt and capital lease obligations for each of the five years subsequent to December 31, 1997 are as follows:

                                                                  Capital lease            Long-term debt
                                                                   obligation                                          Total
                                                              --------------------     --------------------     -------------------
        Year ending December 31:
         1998                                                 $          23,133                   62,909                  86,042
         1999                                                            19,980                    3,363                  23,343
         2000                                                            11,370                    3,885                  15,255
                                                              --------------------     --------------------     -------------------

              Total maturities                                           54,483        $          70,157                 124,640
                                                                                       ====================     ===================
         Less amounts representing interest                               9,765
                                                              --------------------

              Present value of minimum lease payments                    44,718

         Less current installments of obligations under
          capital leases                                                 17,280
                                                              --------------------

              Obligations under capital leases, excluding
               current installments                           $          27,438
                                                              ====================

     For tyears ended December 31, 1997 and 1996, interest expense relating to convertible notes and notes payable aggregated $41,177 and $18,168, respectively.

     During 1997, the Company issued $180,000 of 12% convertible debentures which were convertible into common stock of the Company at $85.60 per share or the Company's next private placement value. In December 1997, the conversion price was reduced to $20 per share as a condition of an agreement to raise equity financing from the holder. As a result, the Company recorded the fair value of the incremental additional shares issued upon conversion of $182,944, which is included in "interest expense" in the accompanying statement of operations for 1997. The $180,000 12% convertible debentures were converted into 9,000 shares of common stock in December 1997. Additionally, $100,000 of 12% convertible debentures were converted into 934 shares of common stock, net of related fees, in 1997. In 1997, the maturity dates of the remaining $100,000 12% convertible debentures outstanding at December 31, 1996 were extended to July 1998.

     Subsequent to December 31, 1997, $912,267 of 10% and 12% convertible debentures were converted into 39,664 shares of common stock.

(5)  Notes Payable to Related Parties

     In February 1997, the Company issued a $110,000 10% note payable to a company which is owned by certain shareholders of the Company. The note is payable upon demand and $64,395 was outstanding at December 31, 1997. In December 1997, the Company issued a $11,154 9.5% note payable due March 18, 1998 to a former employee of the Company under a severance agreement. Also in December 1997, the Company issued a $12,000 10% note payable due May 11, 1998 to CompuLearning Systems (d/b/a Electronic University Network), which the Company acquired in January 1998 (note 11).

(6)  Investment in Casino World Holdings

     At December 31, 1996, the Company owned 10% of the outstanding stock of Casino World Holdings (Casino World), a privately held company. The investment was assigned a zero value upon acquisition since Casino World was a relatively new entity with no substantial operations at the time and the product sold by the Company to obtain the investment in Casino World was in the beta stage and also had no independently determinable fair value. During March 1997, the Company sold half of its investment in Casino World for $200,000 and recognized the related gain on the sale of the investment. Casino World has first right of refusal to purchase the Company's remaining investment in Casino World for $1.5 million.

(7)  Operating Leases

     The Company has a noncancelable operating lease for its main office space through June 30, 1998 with a monthly payment of $2,880 or $17,280 through the end of the lease. All other operating leases are month-to-month arrangements.

     Rent expense amounted to $77,935 and $80,970 during the years ended December 31, 1997 and 1996, respectively.

(8)  Stockholders' Equity

     During the years ended December 31, 1997 and 1996, the Company sold 43,468 and 15,122 shares of common stock, respectively, through private placement offerings which generated proceeds of $904,925 and $1,241,154, respectively. The Company issued 804 shares of common stock as payment for stock issuance costs related to the 1997 private placements. There were no stock issuance costs incurred in 1996.

     On March 25, 1997, the Company issued 776 shares of common stock to a founder and former employee of the Company as part of a severance package. The shares were given to the employee from the shares owned by the president of the Company. As a result, $83,032 was recognized as a charge to earnings and a capital contribution from the president to the Company based upon the estimated market value of the stock on the date of issuance.

     The Company has an agreement with two directors, whereby their original stock purchase agreement contains certain anti-dilution provisions. Common stock is issued in the form of a stock dividend under these antidilution provisions. As a result, the Company issued 5,495 shares of common stock as dividends to the directors during the year ended December 31, 1997. The Company also has agreements with two shareholders, whereby their original stock purchase agreements contain price protection provisions. At December 31, 1997, the Company was required to distribute 13,062 additional shares to these shareholders under these price protection provisions, which were distributed in March 1998.

     The Company issued 2,000 shares of common stock in February 1998, at an estimated market price of $23 per share, as payment of costs of raising capital in 1997. The Company accrued the value of the shares to be issued at December 31, 1997 and allocated the fair value of the shares pro rata among the debt and equity raised. As a result, $21,160 was recorded as stock issuance costs, $19,147 as a discount of convertible debt and $5,693 as interest expense.

(9)  Warrants

     On December 4, 1996, the Company granted 7,050 warrants to purchase an equivalent number of shares of common stock in connection with the placement of $110,000 of 10% notes payable. The warrants were exercisable at $120 per share until December 4, 1997. The fair value of the warrants on the date of the grant was estimated to be $0 using the minimum value option-pricing model with the following assumptions: dividend yield of 0%; risk-free interest rate of 5.41%; and an expected life of one year. As of December 4, 1997, these warrants had not been exercised and expired.

     In June 1997, the Company granted 1,580 options and 3,271 warrants to purchase an equivalent number of shares of common stock in connection with the placement of $180,000 of 12% convertible debentures. The options are exercisable at $58.85 per share, 1,168 of the warrants are exercisable at $107 per share and 2,103 of the warrants are exercisable at $85.60 per share until June 19, 1999. The fair value of the options and warrants on the date of grant was estimated to be $0 using the minimum value option-pricing model with the following assumptions: dividend yield of 0%; risk-free interest rate of 6.04%; and an expected life of two years. On December 26, 1997, as part of an agreement to raise equity financing, the Company repriced the options and warrants to $25 per share, the then current market value, and issued an additional 5,500 warrants to purchase an equivalent number of shares of common stock exercisable at $25 per share. The debentures were converted into common stock in December 1997 and the related fair value of the options and warrants was recorded as stock issuance costs. The weighted-average fair value of the options and warrants on December 26, 1997 was estimated to be $3.40 per option/warrant using the Minimum Value option-pricing model with the following weighted-average assumptions: dividend yield of 0%; risk-free interest rate of 6.04%; and an expected life of 4.9 years. The fair value of the repriced options and warrants and additional 5,500 warrants granted of $35,424 was recorded as stock issuance costs in the accompanying financial statements.

     On August 12, 1997, the Company granted 1,500 warrants to a founder and former employee to purchase an equivalent number of shares of common stock in connection with a severance agreement. The warrants are exercisable at $15.00 per share until August 12, 2000. The fair value of the warrants on the date of grant was estimated to be $12.40 for each warrant using the minimum value option-pricing model with the following assumptions: dividend yield of 0%; risk-free interest rate of 5.90%; and an expected life of three years. As a result, the Company recognized $18,600 of compensation expense during the year ended December 31, 1997 related to these warrants.

     On September 8, 1997, the Company granted 4,000 warrants to purchase an equivalent number of shares of common stock in connection with the placement of $220,000 of 14% promissory notes payable. The warrants are exercisable at $16.25 per share until September 7, 2004. The fair value of the warrants on the date of grant was estimated to be $14.32 for each warrant using the minimum value option-pricing model with the following assumptions: dividend yield of 0%; risk-free interest rate of 6.08%; and an expected life of seven years. The debt was repaid in 1997 and the Company recognized $48,097 of interest expense related to the warrants during the year ended December 31, 1997.

     During December 1997, the Company granted 11,400 warrants to purchase an equivalent number of shares of common stock in connection with the placement of $285,000 of 9.5% convertible debentures. The warrants are exercisable at $25 per share until December 2002. The fair value of the warrants on the date of grant was estimated to be $6.40 for each warrant using the minimum value option-pricing model with the following assumptions: dividend yield of 0%; risk-free interest rate of 6%; and an expected life of five years. As a result, the Company recognized an additional $9,136 of related interest expense during the year ended December 31, 1997 and had an unamortized convertible debt discount of $48,406 at December 31, 1997.

(10) Stock Options

     In August 1996, the Board of Directors adopted the 1996 Limited Stock Option Plan and the 1996 Stock Option Plan (the Plans) which reserved 8,200 and 9,800 shares of the Company's common stock, respectively, for issuance to directors, officers, employees and consultants as stock awards or as stock options. During 1997, 5,100 and 6,000 stock options were granted under the respective Plans, at an exercise price below the estimated market price of the Company's stock on date of grant. As a result, $45,050 of compensation expense was recognized for the year ended December 31, 1997 using the intrinsic value method. At December 31, 1997, unamortized compensation expense related to these option grants was $28,450.

     In addition to the Plans, the Company granted 12,000 options to members of the Board of Directors in September 1997 at an exercise price of $25 per share, the estimated fair value of the stock on the date of grant. The Company also issued 11,680 nonqualified stock options to a key employee under an agreement dated July 17, 1996, at an exercise price below the estimated market price of the Company's stock on date of grant. As a result, compensation expense of $111,608 and $156,252 was recognized during the years ended December 31, 1997 and 1996, respectively. Effective September 4, 1997, these options were repriced from $64 per share to $25 per share, the estimated fair value of the stock on the date of repricing. On December 5, 1997, the unvested portion of these options was canceled upon the employee's termination. The remaining 3,504 vested options were outstanding and exercisable at December 31, 1997.

     In 1997, the Company also granted 3,000 options as payment of stock issuance costs. The options are exercisable at $25 per share until December 2000. The fair value of the options on the date of grant was estimated to be $4.06 per option using the minimum value option-pricing model with the following assumptions: dividend yield of 0%; risk-free interest rate of 6%; and an expected life of three years. As a result, the Company recorded stock issuance costs during the year ended December 31, 1997.

     The weighted-average fair value of stock options granted during 1996 was $59.95 per share on the date of grant using the minimum value option-pricing model with the following weighted average assumptions: expected dividend yield of 0%, risk-free interest rate of 6.59% and an expected life of approximately 4.75 years.

     The weighted-average fair value of stock options granted during 1997 was $14.85 per share on the date of grant using the minimum value option-pricing model with the following weighted average assumptions: expected dividend yield of 0%, risk-free interest rate of 6.03% and an expected life of approximately 10 years.

     The Company applies APB Opinion No. 25 in accounting for stock options granted to employees and directors. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below:


                                                                      1997                      1996
                                                             --------------------      --------------------
               Net loss - as reported                        $         (3,019,945)               (1,461,176)
               Net loss - pro forma                                    (3,231,594)               (1,522,784)
                                                             ====================      ====================

     The following is a summary of stock option activity:

                                                                                                  Weighted average
                                                                        Number of shares           exercise price
                                                                     --------------------      --------------------
          Balance at December 31, 1995                                           5,500         $          17.27

          Granted                                                               11,680                    64.00
                                                                     ====================

          Balance at December 31, 1996                                          17,180                    49.04

          Granted                                                               26,100                    22.52
          Canceled                                                              (8,176)                   64.00
                                                                     --------------------

          Balance at December 31, 1997                                          35,104                    21.70
                                                                     ====================      ====================

     The following table summarizes information about shares under option at December 31, 1997:

                                                Weighted-average
                                                    remaining             Weighted                                     Weighted
Range of exercise                                  contractual             average                                      average
      prices            Number outstanding            life             exercise price     Number exercisable        exercise price
------------------      ------------------    ------------------      -----------------   ------------------    ------------------
$   10.59 to 21.25                 15,350          8.99 years         $     16.22                10,020         $      14.39

    25.00 to 40.00                 19,754          7.01 years               25.95                19,754                25.95
                        ------------------                                                ------------------

                                   35,104                                   21.70                29,774
                        ==================                            =================   ==================    ==================

(11) Income Taxes

     Income tax expense for the years ended December 31, 1997 and 1996 represents the California state minimum franchise tax of $2,400 and is included in selling, general and administrative expenses in the accompanying statements of operations.

     The Company has no items which give rise to deferred tax assets or liabilities other than potential future benefits from tax loss carryforwards. Management has determined that it is more likely than not that any potential benefit from these tax loss carryforwards will not be realized through anticipated profitable operations. Such potential future benefits have been fully reserved.

     As of December 31, 1997, the Company has approximately $5,515,000 of net operating loss carryforwards available for Federal and state income tax purposes, respectively, which expire in 1999 through 2012. The ultimate realization of the net operating loss carryforwards may be limited by
     Section 382 of the Internal Revenue Code in the event of a change of control.

(12) Subsequent Events

     In January 1998, the Company acquired 100% of the outstanding stock of CompuLearning Systems (d/b/a Electronic University Network) in exchange for 20,253 shares of the Company's common stock valued at $25 per share, the estimated market price of the Company's stock on date of acquisition, or $506,325. The acquisition of Electronic University Network will be accounted for using the purchase method.

     Electronic University Network's technology will be utilized by the Company in upcoming product releases.

     On March 19, 1998, the Company signed an agreement to merge with Online Systems Services, Inc. (OSS), whereby OSS would acquire all of the outstanding common stock of the Company, subject to shareholder approval. OSS develops, markets and supports products and services that enable broadband communication companies to provide high speed access to their customers.